               This Agreement is made the 21st day of July 1997



BY AND BETWEEN



ELAN CORPORATION, plc

          An Irish company, having its registered office at Lincoln House, Lincoln Place, Dublin 2, Ireland.


AND


TARGON CORPORATION

          A Delaware corporation, having an office at 307 College Road, East Princeton, New Jersey 08540, United States of America.


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                                  Page 1 of 54
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WHEREAS
-------

- ELAN is beneficially entitled to the use of various patents, including the ELAN PATENT RIGHTS, which have been granted or are pending under the International Convention in relation to the development and production of drug specific dosage forms for pharmaceutical products and process, and

- ELAN is knowledgeable in the development of drug specific dosage forms and has developed a unique range of delivery systems designed to provide newer and better formulations of medicaments, and

- TARGON is desirous of entering into a licensing agreement with ELAN by virtue of which it will be free to have manufactured in accordance with the terms of this Agreement and to market the PRODUCT in the TERRITORY without infringing any of the ELAN INTELLECTUAL PROPERTY rights held by ELAN, and

- ELAN is prepared to license the ELAN PATENT RIGHTS in the TERRITORY to TARGON and ELAN is prepared to supply the PRODUCT to TARGON.



NOW IT IS HEREBY AGREED AS FOLLOWS:


ARTICLE I :    DEFINITIONS
---------      -----------


     In the present Agreement and any further agreements based thereon between the Parties hereto, the following definitions shall prevail:

     1. AFFILIATE shall mean any corporation or entity controlling, controlled by or under the common control of ELAN or TARGON as the case may be. For the purpose of this paragraph, "control" shall mean the direct or indirect ownership of at least twenty five per cent (25%) of the outstanding shares or other voting rights of the subject entity to elect directors, or if not meeting the preceding criteria, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.

     2.   Agreement shall mean this agreement.

     3. cGCP, cGLP and cGMP shall mean current Good Clinical Practises, current Good Laboratory Practises and current Good Manufacturing Practises respectively.


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     4.   CMC SECTION shall mean the chemistry, manufacturing, and controls section of an NDA as defined in 21 CFR Section 314.50 (1) and its equivalent in the IRF.

     5. CONFIDENTIAL INFORMATION shall mean information, material or data relating to the PRODUCT not generally known to the public. CONFIDENTIAL INFORMATION in tangible form disclosed hereunder shall be marked as "Confidential" at the time it is delivered to the receiving Party. CONFIDENTIAL INFORMATION disclosed orally shall be identified as confidential or proprietary when disclosed and such disclosure of CONFIDENTIAL INFORMATION shall be confirmed in writing within thirty
          (30) days by the disclosing Party.

     6. CYTOGEN shall mean Cytogen Corporation and any of its AFFILIATES (excluding Targon Corporation).

     7.   DMF shall have the meaning set forth in Article VI Paragraph 5.

     8.   EFFECTIVE DATE shall mean the 30th day of June 1997.

     9. ELAN shall mean Elan Corporation plc and any of its AFFILIATES (excluding Targon Corporation).

     10. ELAN INTELLECTUAL PROPERTY shall mean the ELAN PATENT RIGHTS and/or the ELAN KNOW-HOW and shall include the [Information omitted and filed separately with the Commission under Rule 24b-2].

     11. ELAN KNOW-HOW shall mean all scientific or technical knowledge, information or expertise developed, produced, created or acquired by or on behalf of ELAN which is not generally known to the public, or to be developed by ELAN during the TERM, relating to the PRODUCT, whether or not covered by any patent, copyright, design, trademark or other industrial or intellectual property rights.

     12. ELAN PATENT RIGHTS shall mean all granted patents and pending patent applications owned by, or licensed by ELAN which would be infringed by the manufacture, use or sale of the PRODUCT, the current status of which shall be attached as Appendix A prior to 30th September 1997. ELAN PATENT RIGHTS shall also include all continuations, continuations-in-part, divisionals re-issues and re-examinations of such patents and patent applications and any patents issuing thereon and extensions of any patents licensed hereunder and all foreign counterparts within the TERRITORY.

          ELAN PATENT RIGHTS shall further include any patents or patent applications covering any improved methods of making or using the PRODUCT invented or


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

          acquired by ELAN during the TERM and under which ELAN has a right to grant a licence hereunder.

     13.  ELAN TRADEMARK shall mean SODAS(R).

     14. EX WORKS shall have the meaning as such term is defined in the ICC Incoterms, 1990, International Rules for the Interpretation of Trade Terms, ICC Publication No. 460.

     15. FDA shall mean the United States Food and Drug Administration or any other successor agency, whose approval is necessary to market the PRODUCTS in the United States of America.

     16. IND shall mean the investigational new drug application to be filed by TARGON with the FDA.

     17. IN MARKET shall mean the sale of the PRODUCT, by TARGON (or where applicable by TARGON's sublicensee) to an unaffiliated third party such as a wholesaler, distributor, managed care organisation, hospital or pharmacy and shall exclude the transfer pricing of the PRODUCT by TARGON to an AFFILIATE.

     18. IRF shall mean the application(s) to be filed by TARGON, including any supplements or amendments thereto, which TARGON may file, for the PRODUCT with the one or more REGULATORY AUTHORITIES.

     19. LAUNCH STOCKS shall have the meaning set forth in Article IV Paragraph 4.1.

     20.  MANUFACTURING COST shall mean the costs described in Appendix B.

     21. NDA shall mean the New Drug Application to be filed by TARGON, including any supplements or amendments thereto, which TARGON may file, for the PRODUCT with the FDA.

     22. NDA APPROVAL shall mean the final approval to market the PRODUCT in the United States of America as defined under the NDA.

     23. NET REVENUES shall mean the [Information omitted and filed separately with the Commission under Rule 24b-2


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                    ].


     24. NSP shall that [Information omitted and filed separately with the Commission under Rule 24b-2



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

                    ].

     25. PRODUCT shall mean the encapsulated SODAS(R) drug specific dosage forms in not more than [Information omitted and filed separately with the Commission under Rule 24b-2] to be selected by TARGON not later than 30th September 1997, which ELAN shall further develop containing morphine, or its salts, as its sole pharmaceutical active ingredient for prescription use to be described in the NDA and such additional dosage strengths that TARGON calls upon ELAN to develop on ELAN's normal commercial terms.

     26. PROJECT shall mean all activity as agreed by TARGON and ELAN in order to develop and obtain NDA APPROVAL and REGULATORY APPROVAL for the PRODUCT.

     27.  PROJECT TEAM shall mean the group to be established pursuant to
          Article IX.

     28. REGULATORY AUTHORITY(IES) shall mean one or more regulatory authorities whose approval is necessary to market the PRODUCT in countries of the TERRITORY outside the United States of America where TARGON intends to obtain regulatory approval.

     29. REGULATORY APPROVAL(S) shall mean the approval for sale and marketing of the PRODUCT by the REGULATORY AUTHORITY(IES) in countries of the TERRITORY outside the United States of America.

     30. RESEARCH AND DEVELOPMENT [Information omitted and filed separately with the Commission under Rule 24b-2]. The Parties shall agree upon a more detailed definition on or before 30th September 1997 which shall be added to this Agreement as Appendix C.


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     31.    SPECIFICATIONS shall mean the specifications as approved by the FDA and the REGULATORY AUTHORITIES and which shall be attached to Appendix D, as well as such other specifications which may be agreed upon by the Parties in writing and which are based upon the specifications approved by the FDA and the REGULATORY AUTHORITIES.

     32. SUBSIDIARY shall mean any corporation or entity of which at least a majority of the voting interest is at the time held, directly or indirectly, by TARGON.

     33.    TARGON shall mean Targon Corporation and its SUBSIDIARIES.

     34. TARGON KNOW-HOW shall mean [Information omitted and filed separately with the Commission under Rule 24b-2



                                         ].

     35. TARGON PATENT RIGHTS shall mean all patents and patent applications owned or to be owned by, or licensed or to be licensed by TARGON which would be infringed by the manufacture, use or sale of the PRODUCT. TARGON PATENT RIGHTS shall also include all continuations, continuations-in-part, divisionals and re-issues of such patents and patent applications and any patents issuing thereon and extensions of any patents licensed hereunder.

     36.    TERM shall have the meaning set forth in Article XI Paragraph 1.

     37.    TERRITORY shall mean all of the countries of the world.

     38. TRADEMARK shall mean the trademark(s) as may be selected by TARGON or its sub-licensee which has been or may be registered by TARGON in one or more countries of the TERRITORY.

     39.    $ shall mean United States Dollars.


1.2  In this Agreement

     1.2.1 the singular includes the plural and vice versa, the masculine includes the feminine and vice versa and references to natural persons include corporate bodies, partnerships and vice versa.



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

     1.2.2 any reference to a Article or Schedule shall, unless otherwise specifically provided, be to a Article or Schedule of this Agreement.

     1.2.3 the headings of this Agreement are for ease of reference only and shall not affect its construction or interpretation.


ARTICLE II: THE LICENCE
----------  -----------

     1.1. ELAN shall remain proprietor of all the ELAN INTELLECTUAL PROPERTY relating to the PRODUCT and the ELAN TRADEMARK, but shall grant to TARGON for the term of the Agreement an exclusive licence, with the right to grant sublicenses, for the TERRITORY to clinically test, register, have manufactured in accordance with the terms of this Agreement, to package, use, promote, distribute and sell the PRODUCT as a prescription medicine under the terms and conditions set out herein.

     1.2. Subject to the provisions of the following sentence, TARGON hereby accepts such licence and confirms that TARGON and its AFFILIATES will not market in the TERRITORY any [Information omitted and filed separately with the Commission under Rule 24b-2] during the TERM and for [Information omitted and filed separately with the Commission under Rule 24b-2] thereafter.

            In the countries of the European Union and in the European Economic Area, ELAN reserves the right to [Information omitted and filed separately with the Commission under Rule 24b-2



                                    ].

     1.3. TARGON shall grant a right of first negotiation to ELAN and its joint venture partners in such countries of the TERRITORY where ELAN is a shareholder in a marketing joint venture, or has a direct marketing presence through an AFFILIATE (being as of the EFFECTIVE DATE, the United Kingdom of Great Britain and Northern Ireland, Ireland, Spain, Sweden, Taiwan and the Philippines); provided that the provisions of this Paragraph shall not apply to (I) the United States of America, (II) in countries where TARGON is a shareholder in a marketing joint venture, and (III) in countries which are the subject of a multinational sublicence agreement. ELAN shall advise TARGON of any additional countries of the



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            TERRITORY where ELAN becomes a shareholder in a marketing joint venture, or acquires or develops a direct marketing presence through an AFFILIATE. TARGON undertakes that it will not enter into a binding option or sub-license agreement with any third party for the PRODUCT for one or more of the foregoing countries of the TERRITORY without first approaching ELAN to establish whether ELAN wishes to acquire marketing rights for the PRODUCT in one or more of the foregoing countries of the TERRITORY. ELAN shall revert to TARGON within fifteen days (15) to indicate whether or not it wishes to proceed with negotiations to acquire marketing rights for the PRODUCT in the country or countries concerned. In the alternative, ELAN may approach TARGON to signify ELAN's wish to acquire marketing rights for the PRODUCT in one or more of the foregoing countries of the TERRITORY. In either event the Parties shall negotiate the terms of an agreement in good faith for a period not exceeding forty five
            (45) days. In the event that TARGON and ELAN or the marketing joint venture do not enter into a binding commercial agreement with ELAN within the said forty five (45)day period, then TARGON shall be free to enter unencumbered into binding agreements with one or more third parties and the rights of first negotiation granted to ELAN and the marketing joint venture hereunder shall cease for the applicable country or countries of the TERRITORY.


            Sublicences
            -----------

     2.1. TARGON may sub-license one or more third parties (each a sub-licensee) to clinically test, register, package, use, promote, distribute and sell the PRODUCT in one or more other countries of the TERRITORY.

            [Information omitted and filed separately with the Commission under Rule 24b-2]. TARGON shall use its reasonable endeavours to ELAN that ELAN shall be furnished with a copy of the executed sub-licence, or failing the foregoing to furnish the applicable terms of such agreement.

     2.2. Any sub-licence permitted by this Paragraph shall be to the extent appropriate in the same terms mutatis mutandis as the terms of this Agreement, provided that no sublicence granted by TARGON pursuant to this Article II Paragraph 2 shall authorise or permit the sublicensee to grant further sublicences, or contain a production licence. TARGON shall use its reasonable endeavours to ensure that ELAN shall have the same rights of audit and inspection vis a vis the sublicensee as ELAN has pursuant to this Agreement concerning TARGON.

     2.3. Insofar as the obligations owed by TARGON to ELAN are concerned, TARGON shall use reasonable endeavours to ensure compliance by the sub-licensee, including where applicable terminating the sub-licence. Any sub-licence permitted by Paragraph 2.1. above shall automatically and immediately terminate if the country


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                                  Page 9 of 54
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            or countries for which the sublicensee has rights are affected by the termination of this Agreement (so that a sub-licence shall only terminate if the Agreement has been terminated for the country or countries concerned).

            3. Notwithstanding the provisions of Article XII Paragraph 1, ELAN may use the ELAN INTELLECTUAL PROPERTY and all technical and clinical data or improvements generated by ELAN pursuant to this Agreement in connection with ELAN's other commercial arrangements outside the TERRITORY, within the TERRITORY in the event of the termination of this Agreement or, within the TERRITORY in connection with products other than the PRODUCT. In consideration for the licences granted by ELAN pursuant to this Agreement, [Information omitted and filed separately with the Commission under Rule 24b-2



                         ].

     4. ELAN shall, if requested, advise TARGON in any technical matters as may become necessary for the proper utilisation of TARGON's licence.

     5. For the duration of the Agreement, ELAN shall not itself or through a third party develop or sell in the TERRITORY, nor shall ELAN license another party in the TERRITORY to develop or sell, [Information omitted and filed separately with the Commission under Rule 24b-2



                    ].  ELAN shall possess all rights including, without
            limitation, the right to research, develop, experiment with, manufacture, sell, license or otherwise market the PRODUCT in such country or countries which cease to be part of the TERRITORY.

     6. When packaged, and to the extent permitted by law, a product label shall include an acknowledgement that the PRODUCT is made under licence from ELAN. Such acknowledgement shall take into consideration regulatory requirements and TARGON's commercial requirements. TARGON shall wherever possible give due acknowledgement and recognition to ELAN in all printed scientific publications, promotional and other material regarding the PRODUCT such as stating that the PRODUCT is developed by, under license from, and


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            manufactured by, ELAN and that the SODAS(R) technology has been applied to the PRODUCT.

     Trademarks
     ----------

     7. TARGON shall market the PRODUCT in the TERRITORY under a TRADEMARK, whether during the INITIAL PERIOD or thereafter, which TRADEMARK will be owned by TARGON.

     8.1. ELAN hereby grants to TARGON a non-exclusive royalty free licence, with the right to grant sublicenses, in the TERRITORY for the TERM to use the ELAN TRADEMARK upon or in relation to the PRODUCT on the terms set forth in Paragraph 8. TARGON shall not be obliged to use the ELAN TRADEMARK to identify the PRODUCT but at ELAN's request and to the extent permitted by law shall be obliged to use the ELAN TRADEMARK to identify the applicable ELAN technology embodied in the PRODUCT.

     8.2. Except as set forth in this Paragraph 8, nothing contained in this Agreement shall grant to TARGON any right, title, or interest in or to the ELAN TRADEMARK, whether or not specifically recognised or perfected under applicable laws. At no time during or after the TERM of this Agreement shall TARGON challenge or assist others to challenge the ELAN TRADEMARK, or the registration thereof or attempt to register any trademarks, marks, or trade names confusingly similar to the ELAN TRADEMARK. All representations of the ELAN TRADEMARK that TARGON intends to use shall first be submitted to ELAN for approval (which shall not be unreasonably withheld) of design, colour, and other details, or shall be exact copies of those used by ELAN. In addition, TARGON shall fully comply with all reasonable guidelines, if any, communicated by ELAN concerning the use of the ELAN TRADEMARK.

     8.3. TARGON shall as soon as it becomes aware of any infringement give to ELAN in writing full particulars of any use or proposed use by any other person, firm or company of a trade name or trademark or mode or promotion or advertising which amounts to or might amount either to infringement of ELAN's rights in relation to the ELAN TRADEMARK, trade dress violations or passing off.

     8.4. If TARGON becomes aware that any other person, firm or company alleges that the ELAN TRADEMARK is invalid or that the use of the ELAN TRADEMARK infringes any rights of another Party or that the trademark is otherwise attacked or attackable, TARGON shall immediately give to ELAN full particulars in writing thereof and shall make no comment or admission to any third party in respect thereof.



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     8.5.   ELAN shall have the right to conduct all proceedings relating to the
            ELAN TRADEMARK and shall in its sole discretion decide what action, if any, to take in respect of any infringement or alleged infringement of the ELAN TRADEMARK or passing-off or any other claim or counter-claim brought or threatened in respect of the use or registration of the ELAN TRADEMARK. TARGON shall reasonably co-operate with ELAN in its efforts to terminate any trademark infringement, trade dress violation or passing off violations, including but not limited to providing documentary and testimonial evidence. Any such proceedings shall be conducted at ELAN's expense and for its own benefit. ELAN shall not settle or otherwise compromise such proceedings without due consultation for TARGON's interests.

     9.     Performance by TARGON
            ---------------------

     9.1.1. TARGON will use commercially reasonable efforts to file and prosecute to approval all registrations applications, obtain NDA APPROVAL in the United States of America, and REGULATORY APPROVAL in the [Information omitted and filed separately with the Commission under Rule 24b-2] as soon as practicable. Specifically, TARGON shall file the NDA no later than [Information omitted and filed separately with the Commission under Rule 24b-2]. TARGON or its sub-licensees shall file the IRF in the [Information omitted and filed separately with the Commission under Rule 24b-2] within [Information omitted and filed separately with the Commission under Rule 24b-2]. In the event of any failure by ELAN to diligently pursue any submission in any application for regulatory approval in any country which results in TARGON's failure to file the NDA or IRF, or to obtain NDA APPROVAL or REGULATORY APPROVAL, the Parties through the PROJECT TEAM shall make reasonable and appropriate adjustments to the period within which TARGON shall have to obtain NDA APPROVAL or the applicable REGULATORY APPROVALS.

     9.1.2. TARGON will use its commercially reasonable efforts to obtain regulatory approval to commercialise the PRODUCT in the other countries of the TERRITORY that it selects, having regard to the effort and expenditure required to obtain regulatory approval for the PRODUCT and the commercial opportunities for the PRODUCT in such other countries of the TERRITORY.

     9.2.   TARGON shall effect

     9.2.1. a national commercial launch of the PRODUCT in the United States of America [Information omitted and filed separately with the Commission under Rule 24b-2] of NDA APPROVAL,




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     9.2.2. a national commercial launch of the PRODUCT in the [Information omitted and filed separately with the Commission under Rule 24b-2] TARGON will effect within [Information omitted and filed separately with the Commission under Rule 24b-2] and

     9.2.3. a national commercial launch of the PRODUCT in the other countries of the TERRITORY as selected by TARGON pursuant to Paragraph 9.1.2. above provided that TARGON shall have the freedom to market the PRODUCT (in that it shall have received the agreed quantities of LAUNCH STOCKS ordered pursuant to firm purchase orders pursuant to Article IV at least sixty (60) days in advance of the launch date, where applicable shall have obtained reimbursement or pricing approval, and there are no other constraints outside the control of TARGON preventing launch, such as material patent litigation). TARGON shall be entitled to defer the commercial launch of the PRODUCT in one or more countries of the TERRITORY should TARGON in its good faith determine, after due discussion with ELAN, that it is not in the best commercial interest of TARGON to commence marketing the PRODUCT in the particular country or countries of the TERRITORY within the timetable imposed this by Paragraph and that such launch should be deferred for the appropriate period.

     9.3. If (x) TARGON fails to obtain REGULATORY APPROVAL as required by Paragraph 9.1. above or (y) TARGON indicates to ELAN that it does not intend to obtain registration approval and commercialise the PRODUCT in a particular country or countries of the TERRITORY, or
            (z) TARGON fails to commence commercialisation in any country as required by Paragraph 9.2. above then, in such event, the licences granted to TARGON hereunder shall [Information omitted and filed separately with the Commission under Rule 24b-2] from ELAN terminate in the applicable country or countries of the TERRITORY. In such event, TARGON shall, at the option of ELAN, grant an exclusive licence to the TARGON PATENT RIGHTS and the TARGON KNOW-HOW to commercialise the PRODUCT on the terms set out in this Paragraph, and to the TRADEMARK on the terms set out in Article II Paragraph 8 applied mutatis mutandis, and make available and transfer to ELAN all of TARGON's data, information, applications, approvals and filings to permit ELAN to commercialise the PRODUCT in the applicable country or countries of the TERRITORY. In such event TARGON shall be entitled to a royalty of [Information omitted and filed separately with the Commission under Rule 24b-2] of the PRODUCT by ELAN (for which purpose the definition of [Information omitted and filed separately with the Commission under Rule 24b-2] as set out in Article I shall apply mutatis mutandis to sales by ELAN to an unaffiliated third party such as a sublicensee appointed by ELAN), provided that where ELAN is selling IN MARKET (for which purpose the definition of IN MARKET as set out in Article I shall apply mutatis mutandis), ELAN shall pay a royalty of [Information omitted and filed separately with the Commission under Rule 24b-2



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                                 Page 13 of 54

                    ] as set out in Article I shall apply mutatis mutandis).

            In such event, the Parties shall enter into a further written licence agreement which shall include customary and reasonable terms relating to, inter alia, the timing of royalty payments to TARGON, reporting obligations regarding net sales, audit rights of TARGON with respect to books and records relating to net sales, and indemnity provisions, which obligations shall, unless otherwise agreed by the Parties, be substantially similar to those in this
                                                    -------
            Agreement with respect to commercialisation of the PRODUCTS by TARGON.

     9.4. Notwithstanding the above, in the event that the Parties disagree whether or not TARGON has satisfied its obligations under this Paragraph 9 with regard to one or more of such other countries of the TERRITORY, the matter may be submitted to arbitration by either Party pursuant to Article XII Paragraph 12, and TARGON's rights and licenses shall remain in effect until and unless the arbitrator makes a decision that TARGON's right and license in such country should terminate.

     10. Each Party shall both prior to and subsequent to the launch of the PRODUCT communicate and consult with the other regarding its objectives for and performance of the PRODUCT in the United States of America and in the other countries of the TERRITORY, and the promotional activities and materials associated therewith, including marketing approaches, promotional and advertising materials and campaigns (including direct to customer advertising), sales plans and results, performance against competitors etc.

     11. In addition to meetings of the PROJECT TEAM, the Parties shall meet on a quarterly basis for the first year following the initial launch of the PRODUCT in the United States of America, on a semi-annual basis for the second and third year and on an annual basis thereafter. At such meetings, TARGON shall report on the ongoing sales performance of the PRODUCT in the TERRITORY, including marketing approaches, promotional and advertising materials and campaigns (including direct-to-consumer advertising), sales plans and results, performance against competitors etc.

     12. TARGON shall provide ELAN with detailed [Information omitted and filed separately with the Commission under Rule 24b-2] sales reports outlining the status of the PRODUCT in the TERRITORY, including a report on the competitive position of the PRODUCT in its relevant market segment(s). Such reports shall be furnished to ELAN within [Information omitted and filed separately with the Commission under Rule 24b-2] days following the availability of the relevant data to TARGON.

     13.1. In the event that either Party is interested in [Information omitted and filed separately with the Commission under Rule 24b-2



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                                 Page 14 of 54

                      ] such Party will inform the other Party thereof and both
            Parties will [Information omitted and filed separately with the Commission under Rule 24b-2]. Prior to commencing any such programme, the Parties will [Information omitted and filed separately with the Commission under Rule 24b-2].

     13.2. In the event that [Information omitted and filed separately with the Commission under Rule 24b-2] TARGON with a view to [Information omitted and filed separately with the Commission under Rule 24b-2] TARGON undertakes that it [Information omitted and filed separately with the Commission under Rule 24b-2]. ELAN shall be [Information omitted and filed separately with the Commission under Rule 24b-2]. Should ELAN [Information omitted and filed separately with the Commission under Rule 24b-2] then ELAN and TARGON shall [Information omitted and filed separately with the Commission under Rule 24b-2]. In the event that ELAN [Information omitted and filed separately with the Commission under Rule 24b-2] then TARGON shall [Information omitted and filed separately with the Commission under Rule 24b-2]. ELAN shall [Information omitted and filed separately with the Commission under Rule 24b-2]. The provisions of this Paragraph 13.2. shall not apply where the relevant formulation is to contain that [Information omitted and filed separately with the Commission under Rule 24b-2] patented compound.

     13.3. In the event that [Information omitted and filed separately with the Commission under Rule 24b-2] ELAN with a view to [Information omitted and filed separately with the Commission under Rule 24b-2] ELAN undertakes that it [Information omitted and filed separately with the Commission under Rule 24b-2]. TARGON shall [Information omitted and filed separately with the Commission under Rule 24b-2].

            Should TARGON [Information omitted and filed separately with the Commission under Rule 24b-2] then TARGON and ELAN shall [Information omitted and filed separately with the Commission under Rule 24b-2]. In the event that TARGON [Information omitted and filed separately with the Commission under Rule 24b-2] then ELAN shall [Information omitted and filed separately with the Commission under Rule 24b-2




--------------------------------------------------------------------------------

                      ]. TARGON shall [Information omitted and filed separately
            with the Commission under Rule 24b-2]. The provisions of this Paragraph 13.3. shall not apply where the relevant formulation is to contain that [Information omitted and filed separately with the Commission under Rule 24b-2] patented compound, or the combination is the subject of a patent application or patent.

ARTICLE III:   PRODUCT AND CLINICAL DEVELOPMENT
------------   --------------------------------

     1. Subject to the provisions of this Article III, TARGON shall use its reasonable efforts, as would be deemed commensurate with the achievement of its own business aims for a similar product of its own to conduct such part of the PROJECT as shall be conducted by TARGON. Subject to the provisions of this Article III, ELAN shall use its reasonable efforts, as would be deemed commensurate with the achievement of its own business aims for a similar product of its own, to conduct such part of the PROJECT as shall be conducted by ELAN. ELAN shall be primarily responsible for the further development of the formulations of the PRODUCT as well as the manufacturing scale up and validation. In addition ELAN shall be responsible for conducting such other activities as TARGON requests and ELAN agrees to conduct. TARGON shall, inter alia, be responsible for the Phase II and Phase III clinical development of the PRODUCT, including if necessary the generation of data to support the clinical pharmacology/pre-clinical section of the labelling for the PRODUCT.

     2. For the avoidance of doubt, the Parties hereby confirm that a primary objective of the product and clinical development is to generate the NDA and secure NDA APPROVAL for the PRODUCT. The Parties also anticipate that the CMC SECTION to be generated by ELAN shall be applicable to the equivalent sections of the IRF for the countries of the TERRITORY outside the United States of America. If additional data or work such as [Information omitted and filed separately with the Commission under Rule 24b-2] is required [Information omitted and filed separately with the Commission under Rule 24b-2]. Additional work required of ELAN such as [Information omitted and filed separately with the Commission under Rule 24b-2

                                                                          ] on
            the basis set out in Article V Paragraph 6.

            As of the date of this Agreement, it is the Parties' expectation that the body of data so generated will also support such applications for regulatory approval that TARGON shall make in the other countries of the TERRITORY. In the event however that such expectation proves unfounded or incorrect and further data is required to obtain such other approvals as are pursued by TARGON in the other



--------------------------------------------------------------------------------
            countries of the TERRITORY, TARGON shall determine the viability of proceeding further with the regulatory application and generation of the further data requirements. In the event that TARGON elects to continue, the Parties shall agree on the programme of work to be undertaken to generate such additional data and the apportioning of tasks and costs therefor (other than work which ELAN is already obliged to conduct for no additional consideration as set out above). [Information omitted and filed separately with the Commission under Rule 24b-2] on the basis set out in Article V Paragraph 6. In the event that in the reasonable business judgement of TARGON the estimate furnished by ELAN as to the likely costs are excessive, TARGON shall be entitled to have the work conducted by a third party at lesser cost provided that this does not require the disclosure of the ELAN INTELLECTUAL PROPERTY to a third party. If such work requires the disclosure of the ELAN INTELLECTUAL PROPERTY to a third party and further if ELAN refuses to consent to the third party conducting such work, ELAN shall not be entitled to terminate the Agreement with respect to the applicable country or countries of the TERRITORY.

     3. [Information omitted and filed separately with the Commission under Rule 24b-2



                                                   ].

     4. The Parties hereby confirm that each shall undertake the PROJECT as a collaborative effort and that the provisions of this Agreement requires that each party diligently carries out those tasks assigned to it and as otherwise agreed. Each party shall co-operate with the other in good faith particularly with respect to unknown problems or contingencies and shall perform its obligations in good faith and in a commercially reasonable, diligent and workmanlike manner. The Parties shall report to each other on their respective development efforts at meetings of the PROJECT TEAM and otherwise as may be agreed.


            PRODUCT Development
            -------------------

     5. ELAN shall perform its tasks in the development of the PRODUCT in accordance with the guidelines laid down where applicable under cGLP, cGCP and cGMP and with specific reference to standards acceptable to the FDA. ELAN shall use reasonable efforts to carry out and complete the development of the PRODUCT to the objectives and within the timeframes which are agreed with TARGON.



--------------------------------------------------------------------------------

     6. In the event that TARGON requests changes in the design or specifications for the PRODUCTS which would add significant cost in terms of product development undertaken by ELAN, then the Parties shall agree on appropriate development royalties to be paid to ELAN for such.

     7. In the event that TARGON decides not to proceed further with the development programme, the PRODUCT shall cease to be a PRODUCT for the purpose of this Agreement. ELAN shall thereafter be entitled to research, develop and commercialise the PRODUCT in the TERRITORY provided that ELAN shall only be entitled to use the TARGON KNOW-HOW and the TARGON PATENT RIGHTS and the TRADEMARK in accordance with the provisions of Article II Paragraph 9.3. In the event that the Agreement is terminated by TARGON due to a breach by ELAN, ELAN shall not be entitled to a licence to the TARGON PATENT RIGHTS, the TARGON KNOW-HOW or the TRADEMARK pursuant to the provisions of
            Article II Paragraph 9.3. [Information omitted and filed separately with the Commission under Rule 24b-2].

            Clinical Development
            --------------------

     8.1. ELAN shall be responsible for all Phase I pharmacokinetic testing and modelling and associated analysis in animal and human volunteers. During the development of the PRODUCT and preparation of the NDA and other registration dossiers, TARGON will establish the Phase I testing which is required and will agree with ELAN on the design, cost and timeframe for such testing (testing conducted by ELAN in animals shall be at ELAN's cost). ELAN will provide full bio-analytical, statistical and reporting services for such Phase I testing. ELAN will provide TARGON with full reports on all such testing it conducts for the PRODUCT. ELAN undertakes to conduct all such testing on the PRODUCT in accordance with prevailing cGCP and cCLP and with specific reference to standards acceptable to the FDA.

            The Parties agree that ELAN's charges to TARGON for such work will be on the basis of [Information omitted and filed separately with the Commission under Rule 24b-2] basis.

     8.2. Prior to the commencement of the pivotal Phase I programme required for registration of the PRODUCT, TARGON shall use its reasonable endeavours to meet and discuss the proposed Phase I programme with the FDA and, subject to the views of the FDA, ELAN shall be represented as appropriate at such meetings. TARGON and ELAN agree that the Phase I programme will be conducted substantially in compliance with any requirements or guidelines communicated by FDA or otherwise deemed generally acceptable to the FDA.




--------------------------------------------------------------------------------

            Any proposed deviation from such FDA requirements or guidelines shall be first discussed between the Parties.

     8.3. All payments to ELAN by TARGON for such testing shall be made on completion of the work and submission of the relevant report to TARGON.

     9.1. TARGON shall be responsible for all Phase I pharmacokinetic studies and associated analytical testing for the PRODUCT in human patients. ELAN shall be informed in advance of the design and timeframe for such studies. TARGON shall bear the costs of all such studies. For the avoidance of doubt, ELAN shall be obligated to provide all bioanalytical and other testing procedures it utilises and develops pursuant to Paragraph 8.1. above and shall provide such to TARGON for no additional consideration.

     9.2. TARGON will provide or have provided full bioanalytical, statistical and reporting services for such Phase I patient studies. TARGON will provide ELAN with full reports on all such studies it conducts for the PRODUCT. TARGON undertakes to conduct or have conducted all such studies on the PRODUCT in accordance with prevailing cGCP and cCLP and with specific reference to standards acceptable to the FDA. For the avoidance of doubt all reports and data provided by TARGON to ELAN pursuant to this paragraph shall constitute TARGON KNOW HOW.

     9.3. TARGON shall be responsible for all Phase II and Phase III clinical trials for the PRODUCT in human patients. ELAN shall be informed in advance of the design and timeframe for such trials. TARGON shall bear the costs of all such trials.

     10. Prior to the commencement of the pivotal regulatory clinical trials for the PRODUCT, TARGON shall use its reasonable endeavours to meet and discuss its proposed programme with the FDA and other REGULATORY AUTHORITIES and, subject to the views of the FDA, ELAN shall be represented as appropriate at such meetings. TARGON agrees that it will conduct its pivotal programme substantially in compliance with any requirements or guidelines communicated by FDA and other REGULATORY AUTHORITIES.

            Any proposed deviation from such FDA and other REGULATORY AUTHORITIES requirements or guidelines shall be first discussed with ELAN.

     11. In the event that TARGON is not in a position to itself or through CYTOGEN conduct the Phase I, Phase II or Phase III pharmacokinetic or clinical studies envisaged in this Article III and instead intends to contract out such studies to a clinical research organisation or equivalent third party ("CRO"), TARGON shall contract with ELAN if ELAN can match the terms proposed by the CRO and provided that ELAN is technically proficient to conduct such studies. The


--------------------------------------------------------------------------------
            obligations set forth in this Paragraph shall not bind any sublicensee appointed by TARGON.

     12.    Validation and stability

     12.1 ELAN undertakes to scale-up and validate the manufacturing and assembly processes for the PRODUCT in accordance with cGMP requirements and with specific reference to FDA standards therefor. ELAN shall generate supporting stability performance data for the PRODUCT as indicated below:

            12.1.1. At least two (2) years' shelf-life for bulk hard gelatin capsules.

            12.1.2. At least two (2) years' shelf-life for each of the four (4) capsule strengths above in one market pack configuration.

     12.2 With regard to finished market pack supporting stability performance data for the PRODUCT other than as allowed for above, TARGON and its sub-licensees will inform ELAN of such requirements for each of its market territories and ELAN shall undertake such work at a cost to be agreed with TARGON and/or its sub-licensees.

ARTICLE IV :   SUPPLY OF THE PRODUCT
------------   ---------------------

     1. Except as otherwise herein provided, ELAN shall produce and supply to TARGON its entire requirements of the PRODUCT. ELAN will be the sole and exclusive supplier of the PRODUCT to TARGON in the TERRITORY and TARGON will purchase exclusively from ELAN the PRODUCT in the TERRITORY.

     2. The PRODUCT to be supplied to TARGON by ELAN shall be in the form of bulk two-piece hard gelatin capsules containing microparticulate SODAS(R) particles, or subject to further agreement between ELAN and TARGON in final market pack form, and in each case complying with the SPECIFICATIONS. ELAN shall deliver the PRODUCT to TARGON and/or any party designated by TARGON, in proper packaging so as to permit safe storage and transport. Where ELAN supplies the PRODUCT in bulk form, TARGON shall be responsible for the packaging of the PRODUCT into final market packaging.

     3. As a consequence of the restrictions currently imposed upon the importation, use and distribution of controlled and scheduled substances into the countries of the TERRITORY, the Parties currently envisage that the PRODUCT shall be manufactured by ELAN or a third party manufacturer appointed by ELAN (I) in the United States of America for supply in the United States of America and Canada, and (II) in Europe for supply in the rest of the TERRITORY. In the event that the relevant authorities in one or more countries of the TERRITORY



--------------------------------------------------------------------------------
            prohibit the importation of the PRODUCT from the foregoing sites of manufacture, the Parties shall review what alternative acceptable arrangements can be put in place having regard to such expenditure as is justified having regard to the commercial opportunities available in the country or countries concerned. In the event that ELAN appoints a third party manufacturer, then ELAN shall be solely responsible and liable to TARGON for the performance of the said manufacturer and ELAN shall ensure that the said manufacturer's facility is an FDA approved facility and that such facility complies with all relevant FDA and other relevant governmental and regulatory requirements and that all accepted practises of GMP are adhered to.

     4.1. The Parties acknowledge that it is in their mutual interest that launch of the PRODUCT shall be effected as soon as possible following NDA APPROVAL (and where applicable REGULATORY APPROVAL) for which purpose the parties shall in advance of the NDA APPROVAL (and where applicable REGULATORY APPROVAL) discuss the timing, scheduling and volume for the manufacture and purchase of specific quantities of launch stocks of the PRODUCT to be ordered by TARGON ("LAUNCH STOCKS") including the lead time required for manufacturing and supplying same. For the avoidance of doubt, the Parties hereby confirm that ELAN's manufacturing obligations shall only arise on receipt of firm purchase orders for the LAUNCH STOCKS.

     4.2. Prior to filing the NDA, TARGON will provide ELAN with a forecast of TARGON's requirements for the PRODUCT [Information omitted and filed separately with the Commission under Rule 24b-2]. The said forecast will be updated [Information omitted and filed separately with the Commission under Rule 24b-2] until NDA APPROVAL of the PRODUCT. Except as otherwise provided herein, all forecasts made hereunder shall be made to assist ELAN in planning its production and TARGON in planning marketing and sales. Such forecasts shall not be binding purchase orders, and shall be without prejudice to TARGON's subsequent firm orders for the PRODUCT in accordance with the terms of this Agreement.

     5. [Information omitted and filed separately with the Commission under Rule 24b-2] TARGON will provide a [Information omitted and filed separately with the Commission under Rule 24b-2



                                                   ].




--------------------------------------------------------------------------------

     6. Subject to the agreement of ELAN, [Information omitted and filed separately with the Commission under Rule 24b-2] in terms of volume of PRODUCT ordered. ELAN will use its reasonable efforts to fulfil TARGON's requirements in excess of forecasted amounts, but shall not be obliged to meet such requirements if it is not reasonably practicable to do so and particularly where ELAN cannot obtain sufficient quantities of the active ingredient.

     7. Within ninety (90) days of filing the NDA with the FDA, ELAN shall impart to TARGON all test and assay procedures for the PRODUCT necessary for TARGON to verify the quality of and conformity with SPECIFICATIONS of the PRODUCT it purchases pursuant to this Agreement, and shall notify TARGON promptly thereafter of any and all changes to the said procedures. Prior to the filing of the NDA, the Parties shall negotiate in good faith to conclude a technical agreement regulating the Parties' respective obligations from a technical and quality perspective for the supply of the PRODUCT by ELAN to TARGON. Such an agreement shall be attached to this Agreement as Appendix E.

     8. ELAN shall not be obliged to accept orders for the PRODUCT unless and until the NDA has been accepted for filing by the FDA in the United States of America.

     9. The Parties shall agree prior to the filing of the NDA and IRF upon a minimum economic order quantity for the manufacture and supply of the PRODUCT for the United States of America, the countries of the European Union and such other countries of the TERRITORY as may be agreed.

     10. All quantities of the PRODUCT delivered by ELAN hereunder shall conform to the SPECIFICATIONS and all prevailing legislative and regulatory requirements of the TERRITORY in the country where the PRODUCT is manufactured and to be marketed and sold.

     11. All claims for failure of any shipment of the PRODUCT to conform to SPECIFICATIONS must be made by TARGON to ELAN in writing within forty-five (45) days following delivery. Failure to make timely claims in the manner prescribed shall constitute acceptance of the shipment. PRODUCT which has been delivered and which has been shown within the designated period not to conform to SPECIFICATIONS shall be replaced at ELAN's cost within ninety (90) days of the receipt by ELAN of the failed PRODUCT.

     12. In the event that the PRODUCT supplied by ELAN is not in compliance with the SPECIFICATIONS, or is otherwise adulterated, misbranded or defective, TARGON shall immediately notify ELAN and shall follow all reasonable




--------------------------------------------------------------------------------
          instructions of ELAN regarding, and be responsible, at the sole cost and expense of ELAN, for re-analysis, sampling, processing, return, disposal or destruction, including certification of destruction, of such non-conforming PRODUCT.

     13. In the event of an unresolved dispute as to conformity with SPECIFICATIONS of the PRODUCT, the Parties shall nominate an independent first class laboratory to undertake the relevant testing. Its findings shall be conclusive and binding upon the Parties. All costs relating to this process shall be borne exclusively by the unsuccessful party.

     14. Save as otherwise agreed between the Parties, delivery of consignments of PRODUCT shall be effected by ELAN EX WORKS the manufacturing facility designated by ELAN pursuant to Article IV Paragraph 3. All risks in such PRODUCT shall pass to TARGON when each such consignment of the PRODUCT is loaded onto the vehicle of TARGON's agent on which it is to be despatched from ELAN's designated facility. TARGON shall fully insure or procure the insurance of all consignments of the PRODUCT when risk passes as aforesaid and shall produce such insurance documentation supporting same as and when requested by ELAN.

     15. In the event that ELAN fails to supply PRODUCT which has been ordered by TARGON for a period exceeding [Information omitted and filed separately with the Commission under Rule 24b-2] or there are repeated and serious failures, inability or delay in filling orders, (unless such failure, inability or delay in filling orders is caused by the supplier of the active ingredient or other raw material, or due to the applicable governmental imposed quota system for the active ingredient) ELAN shall for so long as the conditions set out in this paragraph exist:

          15.1. grant to TARGON a production licence in the applicable country or countries of the TERRITORY so that TARGON may manufacture the relevant PRODUCT without infringing any of ELAN's patent and/or any other industrial property rights. Any such licence shall apply only in regard to the relevant PRODUCT as well as to the applications of technology derived from the ELAN PATENT RIGHTS related to its use with such PRODUCT. For the avoidance of doubt, the Parties confirm that the provisions of Article V Paragraph 2.1.2. shall apply to the sale of PRODUCT manufactured by TARGON;

          15.2. provide TARGON with any technical data necessary for the carrying of this into effect. To this end, ELAN shall impart to TARGON the documentation constituting the required material support, more particularly practical performance advice, shop practice, specifications as to materials to be used and control methods; and



--------------------------------------------------------------------------------

          15.3. assist TARGON for the working up and use of the technology necessary to manufacture the relevant PRODUCT as well as for the training of TARGON's personnel. For this purpose, ELAN shall receive TARGON's scientific staff in its premises for periods the term of which shall be decided by common consent.

          When ELAN has remedied the situation that prevented ELAN from satisfying TARGON's requirements and is once again able to fulfil its obligations to supply the PRODUCT as provided for in this Agreement, TARGON shall cease manufacturing the PRODUCT and shall resume purchasing the PRODUCT from ELAN pursuant to the terms of this Agreement; provided that TARGON shall be entitled to manufacture the PRODUCT for the period necessary so as to enable TARGON to recoup its [Information omitted and filed separately with the Commission under Rule 24b-2] (for which purpose the definition of [Information omitted and filed separately with the Commission under Rule 24b-2] set out in
          Article I shall be defined mutatis mutandis) plus [Information omitted and filed separately with the Commission under Rule 24b-2] involved in the transfer of production.

     16. ELAN, its AFFILIATES or subcontractors shall be responsible for all process and equipment validation required by the U.S. Federal Food, Drug and Cosmetic Act and the regulations thereunder and shall take all steps reasonably necessary to pass government inspection by the FDA or other REGULATORY AUTHORITY.

     17. ELAN shall make (and where relevant shall procure that ELAN's subcontractor shall make) that portion of its manufacturing facility where PRODUCT is manufactured, including all record and reference samples relating to the PRODUCT available for inspection by TARGON's duly qualified person or by the FDA or other relevant REGULATORY AUTHORITY. The investigation shall be limited to determining whether there is compliance with cGMP and other requirements of applicable law.


ARTICLE V: FINANCIAL PROVISIONS
---------  --------------------


     1.   Licence Royalties
          -----------------

          1. In consideration of the rights and licence granted to TARGON to the ELAN PATENT RIGHTS by virtue of this Agreement, TARGON shall pay to ELAN amounts as follows:

             1.1.  US$7.5 million upon the date of execution of this Agreement;

                   1.2. [Information omitted and filed separately with the Commission under Rule 24b-2] on provision by [Information omitted and filed separately with the Commission under Rule 24b-2



--------------------------------------------------------------------------------

                         ];

           1.3. [Information omitted and filed separately with the Commission under Rule 24b-2] on receipt of the [Information omitted and filed separately with the Commission under Rule 24b-2];

           1.4. [Information omitted and filed separately with the Commission under Rule 24b-2] upon [Information omitted and filed separately with the Commission under Rule 24b-2];

           1.5. [Information omitted and filed separately with the Commission under Rule 24b-2] on the [Information omitted and filed separately with the Commission under Rule 24b-2];

           1.6. [Information omitted and filed separately with the Commission under Rule 24b-2] on [Information omitted and filed separately with the Commission under Rule 24b-2];

           1.7. [Information omitted and filed separately with the Commission under Rule 24b-2] on the [Information omitted and filed separately with the Commission under Rule 24b-2];

           All such payments are due upon achievement of the milestone event and are payable by TARGON within thirty (30) days following the occurrence of the milestone, of which event TARGON will promptly notify ELAN and ELAN will send an invoice to TARGON for the corresponding milestone payment. The foregoing licence royalties shall be non-recoverable by TARGON.

     2.    Royalty on NET REVENUES
           -----------------------

     2.1. In consideration of the license of the ELAN PATENT RIGHTS to TARGON, the royalty payable by TARGON to ELAN shall be as follows:

           2.1.1. Where the PRODUCT is not being sold IN MARKET by TARGON (such as to a sub-licensee), TARGON shall pay to ELAN [Information omitted and filed separately with the Commission under Rule 24b-2];

           2.1.2. Where the PRODUCT is being sold IN MARKET by TARGON, TARGON shall pay to ELAN [Information omitted and filed separately with the Commission under Rule 24b-2] in the United States of America, and in [Information omitted and filed separately with the Commission under Rule 24b-2].



--------------------------------------------------------------------------------

     2.2. Within forty five (45) days of the end of each quarter, TARGON shall notify ELAN of the [Information omitted and filed separately with the Commission under Rule 24b-2] of PRODUCT for that preceding quarter. Payments shown by each calendar quarter report to have accrued but have not yet been paid are payable shall be due on the date such report is due.

     2.3. Payment of royalties shall be made quarterly within forty five (45) days after the expiry of the quarter.

     2.4.  All payments due hereunder shall be made in United States Dollars.

     2.5. For the avoidance of doubt the Parties confirm that ELAN has no entitlement to a royalty pursuant to the terms of this Agreement in relation to licence fees received by TARGON from one or more sublicensees.

     3.    Price of PRODUCT where TARGON is not selling IN MARKET
           ------------------------------------------------------

     3.1. The provisions of this Paragraph 3 shall apply in determining the price of the PRODUCT to be supplied by ELAN to TARGON where TARGON is not selling the PRODUCT IN MARKET. The price of the PRODUCT to be charged to TARGON, which price shall apply to bulk tablets of PRODUCT supplied EX WORKS ELAN's manufacturing facility to TARGON, shall be equivalent to the [Information omitted and filed separately with the Commission under Rule 24b-2] as determined by the provisions of this
           Article V Paragraph 3, and [Information omitted and filed separately with the Commission under Rule 24b-2]. In the event that ELAN supplies the PRODUCT in final market packaging, the price of the PRODUCT to be charged to TARGON, which price shall apply to PRODUCT supplied EX WORKS ELAN's manufacturing facility to TARGON shall be equivalent to the [Information omitted and filed separately with the Commission under Rule 24b-2] as determined by the provisions of this
           Article V Paragraph 3, and [Information omitted and filed separately with the Commission under Rule 24b-2].

     3.2. [Information omitted and filed separately with the Commission under Rule 24b-2



                                         ].

     3.3. [Information omitted and filed separately with the Commission under Rule 24b-2



--------------------------------------------------------------------------------

                         ].

     3.4. Upon receipt by ELAN of firm purchase orders for the LAUNCH STOCKS of the PRODUCT, TARGON shall confirm the intended NSP of the sublicensee for the purpose of calculating the supply price to be charged for said LAUNCH STOCKS. ELAN shall invoice TARGON at a price equivalent to [Information omitted and filed separately with the Commission under Rule 24b-2]. At the commencement of sales of the PRODUCT, TARGON shall re-confirm the NSP to ELAN, which NSP shall thereafter govern the calculation of the supply price to be paid to ELAN. In the event that the intended NSP used for the supply of the LAUNCH STOCKS should differ from the NSP prevailing as at the date of sale of the LAUNCH STOCKS, the Parties shall adjust their account in accordance with the mechanism set forth at Paragraph 3.6. below.

     3.5. ELAN shall render an invoice in respect of the quantities of PRODUCT delivered to TARGON during that quarter for a sum calculated by reference to [Information omitted and filed separately with the Commission under Rule 24b-2]. For the avoidance of doubt the Parties agree that if for whatever reason the PRODUCT supplied by ELAN to TARGON is not sold by TARGON or its sublicensee, payment to ELAN for such PRODUCT shall nonetheless be effected and the price of the PRODUCT shall be determined by reference to the NSP calculated pursuant to the provisions of Article V Paragraph 3.6.

     3.6. Within forty five (45) days of the end of each calendar quarter, TARGON shall notify ELAN of the prevailing NSP for the PRODUCT sold in the previous quarter, whereupon the Parties shall [Information omitted and filed separately with the Commission under Rule 24b-2]:

           3.6.1. [Information omitted and filed separately with the Commission under Rule 24b-2


                                    ], or

           3.6.2. [Information omitted and filed separately with the Commission under Rule 24b-2



                                                   ].

     3.7. Following launch of the PRODUCT, TARGON shall inform ELAN quarterly of the prevailing NSP and promptly inform ELAN of any change in the NSP. In addition



--------------------------------------------------------------------------------

           TARGON shall notify ELAN on a quarterly basis of the prevailing NSP in the other countries of the TERRITORY.


     3.8. Payment for all PRODUCT supplied to TARGON shall be effected in $ within thirty (30) days of the date of the relevant invoice.


     4.    Price of PRODUCT where TARGON is selling IN MARKET
           --------------------------------------------------

     4.1. The provisions of this Paragraph 4 shall apply in determining the price of the PRODUCT to be supplied by ELAN to TARGON where TARGON is selling the PRODUCT IN MARKET.

           The price of the PRODUCT shall be equivalent to [Information omitted and filed separately with the Commission under Rule 24b-2] which price shall apply to bulk tablets of PRODUCT supplied EX WORKS ELAN's facility to TARGON. In the event that ELAN supplies the PRODUCT in final market packaging, the price of the PRODUCT shall be equivalent to [Information omitted and filed separately with the Commission under Rule 24b-2] which price shall apply to the PRODUCT supplied in final market packaging EX WORKS ELAN's manufacturing facility to TARGON.

     4.2. Upon receipt by ELAN of firm purchase orders for the LAUNCH STOCKS of the PRODUCT, TARGON shall confirm its intended NSP for the purpose of calculating the supply price to be charged for said LAUNCH STOCKS. ELAN shall invoice TARGON at a price equivalent to [Information omitted and filed separately with the Commission under Rule 24b-2]. At the commencement of sales of the PRODUCT, TARGON shall re-confirm the NSP to ELAN, which NSP shall thereafter govern the calculation of the supply price to be paid to ELAN. [Information omitted and filed separately with the Commission under Rule 24b-2].

     4.3. ELAN shall render an invoice in respect of the quantities of PRODUCT delivered to TARGON during that quarter for a sum calculated by reference to [Information omitted and filed separately with the Commission under Rule 24b-2]. For the avoidance of doubt the Parties agree that if for whatever reason the PRODUCT supplied by ELAN to TARGON is not sold by TARGON, payment to ELAN for such PRODUCT shall nonetheless be effected and the price of the PRODUCT shall be determined by reference to the NSP calculated pursuant to the provisions of Article V Paragraph 4.4.

     4.4. Within forty five (45) days of the end of each calendar quarter, TARGON shall notify ELAN of the prevailing NSP for the PRODUCT sold in the previous quarter whereupon the Parties shall [Information omitted and filed separately with the Commission under Rule 24b-2]


--------------------------------------------------------------------------------

           4.4.1. [Information omitted and filed separately with the Commission under Rule 24b-2], or

           4.4.2. [Information omitted and filed separately with the Commission under Rule 24b-2].

     4.5. In the event that ELAN is likely to be in a position of supplying PRODUCT to TARGON pursuant to this Paragraph 4 at [Information omitted and filed separately with the Commission under Rule 24b-2], the Parties shall review the position in good faith, including the granting by ELAN of a production licence to TARGON for the applicable country or countries of the TERRITORY and shall agree upon the applicable modifications to the provisions of Article V.

     4.6. Following launch of the PRODUCT, TARGON shall inform ELAN quarterly of the prevailing NSP and promptly inform ELAN of any change in the NSP. In addition TARGON shall notify ELAN on a quarterly basis of the prevailing NSP in the other countries of the TERRITORY.

     4.7. Payment for all PRODUCT supplied to TARGON shall be effected in $ within thirty (30) days of the date of the relevant invoice.

     5.    Minimum Royalties and Purchases
           -------------------------------

     5. ELAN and TARGON shall agree on minimum performance criteria for the PRODUCT, including the market and sales performance in the United States of America, [Information omitted and filed separately with the Commission under Rule 24b-2] following launch. Specifically in the case of the United States of America market, minimum sales targets shall be agreed for the initial five (5) years following launch of the PRODUCT and TARGON undertakes to make such targets the subject of its sub-licensing arrangements, if any, for the United States of America. The Parties will also agree on a staggered pan-European sales target plan and an independent sales target plan for Japan, which targets shall be the subject of its sub-licensing arrangements, if any for the countries concerned.

     6.    Additional Expenses
           -------------------



--------------------------------------------------------------------------------

     6.   TARGON shall reimburse ELAN for the following expenses within thirty
          (30) days of the date of invoicing of the expense.

          6.1. Cost of any additional development or registration work on the PRODUCT carried out by ELAN at the specific request of TARGON other than work for which ELAN is responsible to conduct for no additional consideration pursuant to Article III, including but not limited to, pharmacokinetic studies and related assays, stability data generation, clinical studies and compilation and submission of dossiers required for registration purposes, and all market pack stability studies. ELAN's charges for such work shall be [Information omitted and filed separately with the Commission under Rule 24b-2].

          6.2. Cost of any technical assistance requested by TARGON at ELAN's normal commercial terms, provided that ELAN is not obliged to provide such assistance pursuant to the terms of the Agreement. ELAN's charges for such work shall be [Information omitted and filed separately with the Commission under Rule 24b-2].

     7.   Payments, Reports and Records
          -----------------------------

     7.1. TARGON shall keep, and shall use its reasonable endeavours to cause its sublicensees to keep, true and accurate records of [Information omitted and filed separately with the Commission under Rule 24b-2] and the royalties payable to ELAN under Article V hereof. TARGON shall deliver to ELAN a written statement thereof within forty five (45) days following the end of each calendar quarter (or any part thereof in the first or last calendar quarter of this Agreement) for such calendar quarter.

          The said written statements shall set forth on a country-by-country basis, the calculation of the NET REVENUES and NSP from gross revenues during that calendar quarter, the applicable percentage rate, and a computation of the sums due to ELAN ("the Statement"). The Parties' financial officers shall agree upon the precise format of the Statement.

     7.2. Payments due on [Information omitted and filed separately with the Commission under Rule 24b-2] based on sales amounts in a currency other than United States Dollars shall first be calculated in the foreign currency and then converted to United States Dollars on the basis of the exchange rate in effect for the purchase of United States Dollars with such foreign currency quoted in the Wall Street Journal (or comparable publication if not quoted in the Wall Street Journal) with respect to the sale of currency of the country of origin of such payment for the date on which the payment giving rise to [Information omitted and filed separately with the Commission under Rule 24b-2] has been received by TARGON, or on such other basis as is agreed in good faith between the Parties (such as where the provisions of Article V Paragraph 3.5. or Article V Paragraph 4.3. are applicable.


--------------------------------------------------------------------------------

     7.3. Any income or other taxes which TARGON is required by law to pay or withhold on behalf of ELAN with respect to royalties and any other monies payable to ELAN under this Agreement shall be deducted from the amount of such NSP payments, royalties and other monies due. TARGON shall furnish ELAN with proof of such payments. Any such tax required to be paid or withheld shall be an expense of and borne solely by ELAN. TARGON shall promptly provide ELAN with a certificate or other documentary evidence to enable ELAN to support a claim for a refund or a foreign tax credit with respect to any such tax so withheld or deducted by TARGON. Both Parties will reasonably cooperate in completing and filing documents required under the provisions of any applicable tax treaty or under any other applicable law, in order to enable TARGON to make such payments to ELAN without any deduction or withholding.

     7.4. All payments due hereunder shall be made in $ to the designated bank account of ELAN in accordance with such timely written instructions as ELAN shall from time to time provide.

     7.5. ELAN and TARGON will provide each other's independent certified accountants (reasonably acceptable to the other Party) with access, during regular business hours and upon reasonable prior request and subject to the confidentiality provisions as contained in this Agreement, to such Party's books and records relating to the PRODUCT (and in the case of TARGON, TARGON shall use its reasonable endeavours to cause its sublicensees to provide such access) solely for the purpose of verifying the accuracy and reasonable composition of the calculations hereunder for the current financial year and the two preceding financial years, including in the case of ELAN the sums payable by TARGON to ELAN pursuant to Article V.

     7.6. Any adjustment required by such inspection shall be made within thirty (30) days of the agreement of the Parties or, if not agreed, upon the determination of an arbitrator to whom any dispute under this Paragraph shall be submitted to arbitration pursuant to Article XII Paragraph 12. If the adjustment payable to ELAN is greater than five per cent (5%) of the amount paid for the relevant period, then the cost to ELAN for the inspection, and if applicable the arbitration shall be paid by TARGON. In addition, TARGON shall pay interest to ELAN at the rate publicly announced by Morgan Guaranty Trust Company of New York at its principal office at its prime or best rate plus one per cent (applicable as of the date on which payment should have been made pursuant to the applicable provision of Article V), from the date on which payment should have been made pursuant to the applicable provision of Article V until the date of payment.

     7.7. TARGON shall pay interest to ELAN at the rate publicly announced by Morgan Guaranty Trust Company of New York at its principal office at its prime or best rate plus one per cent (applicable as of the date on which payment should have



--------------------------------------------------------------------------------
          been made pursuant to the applicable provisions of this Agreement) from the date on which payment should have been made pursuant to the applicable provision until the date of payment.


ARTICLE VI:    REGISTRATION OF THE PRODUCT
-----------    ---------------------------

     1. TARGON shall be responsible for the compilation, preparation, submission and prosecution to approval of the NDA and of all international registration applications for marketing approval.
          TARGON shall itself file the NDA and may at its option have its sub-licensees file one or more of the IRF. TARGON will use its reasonable efforts in prosecuting the NDA and the IRF to approval. TARGON shall thereafter maintain at its own cost the NDA and the REGULATORY APPROVALS for the TERM. The NDA and the IRF shall remain the property of TARGON, provided that TARGON shall allow ELAN access thereto to enable ELAN to fulfil its obligations and exercise its rights hereunder.

          2. TARGON shall consult with ELAN on the preparation of the NDA and the IRF and shall supply ELAN with a copy thereof prior to submission. TARGON will also supply ELAN with copies of the IRF should ELAN request a copy or extracts thereof. Where a sub-licensee undertakes such registration activity on behalf of TARGON outside the United States of America, TARGON shall use reasonable efforts to ensure that its sub-licensee provides ELAN with a copy of the application dossier, should ELAN so request.

          TARGON shall copy ELAN on all correspondence with FDA concerning the NDA and undertakes to keep ELAN fully informed of progress with the IRF. TARGON shall immediately notify ELAN of the NDA APPROVAL and of all REGULATORY APPROVALS in the international territory as soon as possible after such is known to it.

     3. TARGON and/or its sub-licensees shall undertake to maintain in force all registration approvals for the PRODUCT at its/their cost, including the filing of all reports required or requested by the regulatory authorities, such as adverse event reporting.

     4. All such regulatory activity shall be undertaken at the cost of TARGON and/or its sub-licensees.

     5. ELAN shall at its option file Drug Master File(s) ("DMF") for the PRODUCT in its own name and shall be responsible for all interaction with FDA, and where applicable other REGULATORY AUTHORITIES, concerning the DMF.



--------------------------------------------------------------------------------

     6. TARGON shall undertake to protect the confidentiality of ELAN's formulation, engineering and manufacturing processes for the PRODUCT in its dealings with sub-licensees and shall where possible refrain from transmitting such information within the relevant CMC SECTION of registration dossiers to sub-licensees. TARGON undertakes that the CMC SECTION of the NDA shall not be transmitted, or access thereto given to its sub-licensees without the prior written consent of ELAN.
          Unless required by law, TARGON undertakes that the CMC SECTION of the IRF shall not be transmitted, or access thereto given to its sub-licensees without the prior written consent of ELAN.

     7. TARGON shall indemnify and hold harmless ELAN, its agents and employees from and against all claims, damages, losses, liabilities and expenses to which ELAN, its agents, and employees may become subject related to or arising out of TARGON's bad faith, gross negligence or intentional misconduct in connection with the filing or maintenance or failure to file or maintain or prosecute the NDA. ELAN shall indemnify and hold harmless TARGON, its agents and employees from and against all claims, damages, losses, liabilities and expenses to which TARGON, its agents, and employees may become subject related to or arising out of ELAN's bad faith, gross negligence or intentional misconduct in connection with the filing or maintenance or failure to file or maintain or prosecute the NDA.

     8. It is hereby acknowledged that there are inherent uncertainties involved in the development and registration of pharmaceutical products with the FDA or any other REGULATORY AUTHORITIES insofar as obtaining approval is concerned and such uncertainties form part of the business risk involved in undertaking the form of commercial collaboration as set forth in this Agreement. Therefore, save for using its reasonable efforts, neither Party shall have any liability to the other solely as a result of any failure of the PRODUCT to achieve the approval of the FDA or the other REGULATORY AUTHORITIES.

     9. Save as otherwise outlined in this Agreement, the costs and expenses of any filings and proceedings made by TARGON to the FDA, including post approval studies required by the FDA or any other Governmental Authority in respect of the PRODUCT, and to maintain the FDA approval hereunder shall be paid by TARGON. TARGON may elect to conduct post approval studies whether or not mandated by the FDA provided that TARGON shall bear all costs associated with such studies.

     10. TARGON shall not conduct any technical analysis, study or test on the formulations of the PRODUCT without the prior agreement of ELAN, save for the routine quality tests required to verify conformance with the SPECIFICATIONS. In the event that TARGON does conduct such analysis, study or test, then such data and information shall be transmitted to ELAN, who shall own said data and information which shall thereafter form part of the KNOW-HOW.




--------------------------------------------------------------------------------

ARTICLE VII:   WARRANTY AND INDEMNITY.
------------   -----------------------

     1. ELAN represents and warrants that it has the sole, exclusive and unencumbered right to grant the licences and rights herein granted to TARGON, and that it has not granted any option, licence, right or interest in or to the ELAN PATENT RIGHTS or PRODUCT to any third party which would conflict with the rights granted pursuant to this Agreement. ELAN agrees to hold TARGON harmless from any and all costs, expenses and damages (including reasonable attorneys' fees) incurred or sustained by TARGON as the result of any third party's challenges to ELAN's right to grant the rights and licences herein granted to TARGON.

     2. ELAN represents and warrants that to the best of its knowledge, the true inventors of the subject matter claimed are named in the ELAN PATENT RIGHTS and all such inventors have irrevocably assigned all their rights and interests therein to ELAN.

     3. ELAN represents and warrants that the execution of this Agreement and the full performance and enjoyment of the rights of TARGON under this Agreement will not breach or in any way be inconsistent with the terms and conditions of any licence, contract, understanding or agreement, whether express, implied, written or oral between ELAN and any third party.

     4. ELAN represents and warrants that the PRODUCT supplied to TARGON by ELAN under this Agreement shall conform to the SPECIFICATIONS and in accordance with all regulations and requirements of the FDA including the cGMP regulations which apply to the manufacture and supply of the PRODUCT. ELAN represents and warrants that the PRODUCT supplied to TARGON shall not be adulterated or mis-branded as defined by the Federal Food, Drug and Cosmetic Act, and shall not be a product which would violate any section of such Act if introduced in interstate commerce.

     5. Except as expressly stated in this Article VII, all other warranties, conditions and representations, express or implied, statutory or otherwise, including a warranty as to the quality or fitness for any particular purpose of the PRODUCT are hereby excluded, and ELAN shall not be liable in contract, tort or otherwise for any loss, damage, expense or injury of any kind whatsoever, consequential, incidental or otherwise, arising out of or in connection with the PRODUCT or any defect in the PRODUCT or from any other cause.

     6. ELAN is fully cognisant of all applicable statutes, ordinances and regulations of the TERRITORY with respect to the manufacture of the PRODUCT including, but not limited to, the U.S. Federal Food, Drug and Cosmetic Act and regulations

--------------------------------------------------------------------------------
          thereunder, cGLP and cGMP. ELAN shall manufacture or procure the manufacture the PRODUCT in conformity with the SPECIFICATIONS and the DMF and in a manner which fully complies with such statutes, ordinances, regulations and practices.

     7. ELAN shall indemnify, defend and hold harmless TARGON from all actions, losses, claims, demands, damages, costs and liabilities (including reasonable attorneys' fees) to which TARGON is or may become subject insofar as they arise out of or are alleged or claimed to arise out of any breach by ELAN of any of its obligations under this Agreement or warranties of ELAN.

     8. TARGON shall assume the sole and entire responsibility and shall indemnify and save harmless ELAN from any and all claims, liabilities, expenses, including reasonable attorney's fees, responsibilities and damages by reason of any claim, proceedings, action, liability or injury arising out of any faults of the PRODUCT resulting from the transport, packaging, storage, handling, distribution, marketing or sale of the PRODUCT by TARGON, to the extent that it was caused by the negligence or wrongful acts or omissions on the part of TARGON.

     9. As a condition of obtaining an indemnity in the circumstances set out above, the Party seeking an indemnity shall:

          9.1. fully and promptly notify the other Party of any claim or proceeding, or threatened claim or proceeding;

          9.2. permit the indemnifying Party to take full care and control of such claim or proceeding;

          9.3. assist in the investigation and defence of such claim or proceeding;

          9.4. not compromise or otherwise settle any such claim or proceeding without the prior written consent of the other Party, which consent shall not be unreasonably withheld; and

          9.5. take all reasonable steps to mitigate any loss or liability in respect of any such claim or proceeding.

     10. Notwithstanding anything to the contrary in this Agreement, ELAN and TARGON shall not be liable to the other by reason of any representation or warranty, condition or other term or any duty of common law, or under the express terms of this Agreement, for any consequential or incidental loss or damage (whether for loss of profit or otherwise) and whether occasioned by the negligence of the respective Parties, their employees or agents or otherwise For the avoidance of doubt, the Parties agree that TARGON's liability for damages awarded to an

--------------------------------------------------------------------------------
          individual third party consumer in respect of a product liability type claim shall not of itself constitute consequential or incidental loss or damage.

     11. ELAN represents and warrants that Elan Corporation plc will provide Elan Pharma Limited, Elan Pharma Inc. or any other subsidiaries with a licence and the rights to manufacture the PRODUCT in accordance with the terms of this Agreement.

ARTICLE VIII : CUSTOMER COMPLAINTS; PRODUCT RECALL
------------   -----------------------------------

     1. TARGON shall notify ELAN promptly of any complaints reported to TARGON which relate to the manufacture or packaging of the PRODUCT. In addition, TARGON shall notify ELAN promptly of any serious or unexpected adverse events resulting from the use of the PRODUCT. ELAN agrees to notify TARGON promptly of any complaints reported by third parties in relation to the PRODUCT to ELAN and any serious or unexpected adverse events reported to ELAN in relation to the PRODUCT. TARGON and ELAN shall establish a procedure for complaint handling and formal adverse event handling and reporting. As part of their regulatory obligations, it is envisaged that TARGON shall be responsible for furnishing post-marketing reports, IND safety reports, as well as periodic reports (where appropriate) to the FDA and any other REGULATORY AUTHORITY. TARGON and ELAN shall keep each other informed regarding adverse event reporting in relation to the PRODUCT, with each Party copying the other with all such communications with regulatory authorities.

     2. In the event of any recall of the PRODUCT, as requested by any governmental authority, TARGON shall perform the recall of the PRODUCT in the TERRITORY. If the recall arises from ELAN's acts or omissions, such as in the design, manufacturing or delivery of the PRODUCT, the recall costs shall be borne by ELAN. In all other events the recall costs shall be borne by TARGON.

     3. TARGON and ELAN shall establish a procedure for formal complaint handling and reporting in accordance with the requirements of the FDA and the REGULATORY AUTHORITIES. TARGON and ELAN shall keep each other informed and shall copy the other Party with all communications with the FDA and the REGULATORY AUTHORITY.


ARTICLE IX:    PROJECT TEAM, MEETINGS
-----------    -----------------------

     1. It is recognised by the Parties hereto that a significant resource shall be required from each Party to accomplish a successful NDA APPROVAL and launch of the PRODUCT, particularly in the co-ordination of logistics, finalisation of various

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                                 Page 36 of 54
          specifications, methodologies transfer, supply and packaging configurations, shipping and handling procedures etc.

          Accordingly following execution of this agreement, a PROJECT TEAM shall be appointed with representation from TARGON, ELAN and CYTOGEN. TARGON shall be responsible for the planning and day to day activities of the development programmes. In the event TARGON wishes to effect any significant changes to the development programmes, it shall first inform ELAN and CYTOGEN thereof.

     2. Unless both Parties agree otherwise, the PROJECT TEAM shall meet at least once each calendar quarter, whether in person or by video conference, such meetings to continue until the time of launch or some such later time thereafter as may be agreed. The PROJECT TEAM shall be chaired by a TARGON designee. The PROJECT TEAM shall review progress of the development programmes and shall report thereon to the management of TARGON, ELAN and CYTOGEN. The PROJECT TEAM shall prepare for the launch of the PRODUCT and finalising all joint preparations therefor. The PROJECT TEAM shall review the regulatory and commercialisation strategy for the PRODUCT on an ongoing basis.
          At and between meetings of the PROJECT TEAM, each Party shall keep the other fully and regularly informed as to its progress with its respective obligations.

     3. The PROJECT TEAM shall not be empowered to alter the terms of this Agreement.


ARTICLE X        PATENTS
---------        -------

     1. ELAN and TARGON will [Information omitted and filed separately with the Commission under Rule 24b-2].

     2. [Information omitted and filed separately with the Commission under Rule 24b-2].

     3. With respect to the ELAN INTELLECTUAL PROPERTY, ELAN shall have the right to apply for patent protection in its own name and at its own expense. Should it however be doubtful whether a patent may be obtained, then ELAN may at its sole discretion decide not to apply for a patent in one or more countries of the TERRITORY.


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                                 Page 37 of 54

          If such a patent is obtained, such a patent shall constitute ELAN PATENT RIGHTS and TARGON shall have for the duration of this Agreement a right thereunder to have manufactured pursuant to the terms of this Agreement, to prepare, use and sell the PRODUCT as specified in
          Article II Paragraph 1.

     4. TARGON and ELAN shall promptly inform the other in writing of any alleged infringement of which it shall become aware by a third party of any patents within the ELAN PATENT RIGHTS and provide such other with any available evidence of infringement.

     5. TARGON and ELAN shall promptly inform the other in writing of any alleged infringement of which it shall become aware by a third party of any patents within the ELAN PATENT RIGHTS and provide such other with any available evidence of infringement. TARGON and ELAN shall promptly inform the other in writing of any alleged infringement of which it shall become aware by a third party of any patents within the TARGON PATENT RIGHTS and provide such other with any available evidence of infringement.

     6. In the event that a [Information omitted and filed separately with the Commission under Rule 24b-2



                         ].


ARTICLE XI:    TERM AND TERMINATION
----------     --------------------

     1. This Agreement is concluded for a period commencing as of the date of this Agreement and shall expire on a country by country basis fifteen
          (15) years starting from the EFFECTIVE DATE, or for the life of the last to expire patent included in the ELAN PATENT RIGHTS, whichever is longer ("the TERM"). At the end of the TERM, the Agreement shall continue automatically for an additional period or periods of two (2) years, unless the Agreement has been terminated by TARGON or ELAN on serving one (1) year's written notice on the other prior to the end of the TERM or any additional two (2) year period.

     2.1. In addition to the rights of early or premature termination provided for elsewhere in this Agreement, in the event that any of the terms or provisions hereof are incurably breached by either Party, the non-breaching Party may immediately terminate this Agreement by written notice.

          An incurable breach shall be committed when either Party is dissolved, liquidated, discontinued, becomes insolvent, or when any proceeding is filed or commenced by

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                                 Page 38 of 54
          either Party under bankruptcy, insolvency or debtor relief laws (and not dismissed within ninety (90) days. For the purposes of this Agreement, an "incurable" breach shall be committed when a company with a directly competing product to the PRODUCT acquires twenty (20%) per cent or more of TARGON's voting stock, or where TARGON acquires a technological competitor of ELAN or a company with a directly competing product to the PRODUCT.

          Subject to the other provisions of this Agreement, in the event of any other material breach, the non-breaching Party may terminate this Agreement by the giving of written notice to the breaching Party that this Agreement will terminate on the [Information omitted and filed separately with the Commission under Rule 24b-2] from notice unless cure is sooner effected. If the breaching Party has proposed a course of action to rectify the breach and is acting in good faith to rectify same but has not cured the breach by the [Information omitted and filed separately with the Commission under Rule 24b-2], the said period shall be extended by such period as is reasonably necessary to permit the breach to be rectified.

     2.2. Subject to the determination in an arbitration that TARGON has breached the applicable provisions, ELAN may terminate the Agreement for the applicable region(s) or country or countries of the TERRITORY if TARGON breaches the provisions of Article II Paragraph 9, or TARGON indicates to ELAN pursuant to Article II Paragraph 9.3, that it does not intend to obtain registration approval and commercialise the PRODUCT, and ELAN does not exercise its option to take a licence to the TARGON PATENT RIGHTS and the TARGON KNOW-HOW and the TRADEMARK in accordance with Article II Paragraph 9.3.

     3.   Upon termination of the Agreement:

          3.1. any sums that were due from TARGON to ELAN prior to the exercise of the right to terminate this Agreement, shall be paid in full within sixty (60) days of termination of this Agreement;

          3.2. all confidentiality provisions (other than the obligations set out in Article XII Paragraph 1.1. as they effect ELAN in the event of termination of this Agreement by ELAN pursuant to
               Article XI Paragraph 2 due to the breach by TARGON) set out in this Agreement shall remain in full force and effect for a period of five (5) years;

          3.3. all representations and warranties shall insofar are appropriate remain in full force and effect;

          3.4. the rights of inspection and audit shall continue in force for the period referred to in the relevant provisions of this Agreement;


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                                 Page 39 of 54

          3.5. termination of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement;

          3.6. save and except as is necessary to enable ELAN to exercise the licenses granted by TARGON to ELAN pursuant to Article II Paragraph 9.3. TARGON and ELAN shall promptly return to the other Party all CONFIDENTIAL INFORMATION received from the other Party (except one copy of which may be retained for archival purposes);

          3.7. in the event this Agreement is terminated by ELAN or TARGON pursuant to Article XI Paragraph 2, TARGON and its sublicensees shall have the right for a period of six (6) months from termination to sell or otherwise dispose of the stock of any PRODUCTS then on hand, which such sale shall be subject to
                Article V and the other applicable terms of this Agreement;

          3.8. the licences granted by ELAN to TARGON shall terminate and ELAN shall thenceforth be entitled to exploit the ELAN INTELLECTUAL PROPERTY together with any improvements made by TARGON to the ELAN INTELLECTUAL PROPERTY; and

          3.10. Articles I, Article II Paragraph 3, Article II Paragraph 9.3,
                Article V Paragraph 7, Article VII, Article VIII, Article XI and
                Article XII shall survive the termination or expiration of this Agreement for any reason.




ARTICLE XII:        SUNDRY CLAUSES
-----------         --------------

     1.   Secrecy
          -------

     1.1. Any CONFIDENTIAL INFORMATION pertaining to the PRODUCT that has been or will be communicated or delivered by ELAN to TARGON, and any information from time to time communicated or delivered by TARGON to ELAN, including, without limitation, trade secrets, business methods, and cost, supplier, manufacturing and customer information, shall be treated by TARGON and ELAN, respectively, as information, and shall not be disclosed or revealed to any third party whatsoever or used in any manner except as expressly provided for herein; provided, however, that such CONFIDENTIAL INFORMATION shall not be subject to the restrictions and prohibitions set forth in this section to



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                                 Page 40 of 54
          the extent that such CONFIDENTIAL INFORMATION, and shall not be disclosed or revealed to any third party whatsoever or used in any manner except as expressly provided for herein; provided, however, that such CONFIDENTIAL INFORMATION shall not be subject to the restrictions and prohibitions set forth in this section to the extent that such CONFIDENTIAL INFORMATION:

          1.1.1. is available to the public in public literature or otherwise, or after disclosure by one Party to the other becomes public knowledge through no default of the Party receiving such information; or

          1.1.2. was known to the Party receiving such information prior to the receipt of such information by such Party, whether received before or after the date of this Agreement; or

          1.1.3. is obtained by the Party receiving such information from a third party not subject to a requirement of confidentiality with respect to such information; or

          1.1.4. is required to be disclosed pursuant to: (A) any order of a court having jurisdiction and power to order such information to be released or made public; or (B) other requirement of law; provided that if the receiving Party becomes legally required to disclose any CONFIDENTIAL INFORMATION, the receiving Party shall give the disclosing Party prompt notice of such fact so that, to the extent permitted by law, the disclosing Party may obtain a protective order or other appropriate remedy concerning any such disclosure.

                  The receiving Party shall fully cooperate with the disclosing Party in connection with the disclosing Party's efforts to obtain any such order or other remedy. If any such order or other remedy does not fully preclude disclosure, the receiving Party shall make such disclosure only to the extent that such disclosure is legally required; or

          1.1.5. is independently developed by or for the Party by persons not having access to the CONFIDENTIAL INFORMATION of the other Party.

     1.3. Each Party shall take all such precautions as it normally takes with its own CONFIDENTIAL INFORMATION to prevent any improper disclosure of such CONFIDENTIAL INFORMATION to any third party; provided, however, that such CONFIDENTIAL INFORMATION may be disclosed within the limits required to obtain any authorisation from the REGULATORY AUTHORITY or, with the prior written consent of the other Party, which shall not be unreasonably withheld, or as may otherwise be required in connection with the purposes of this Agreement.

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                                 Page 41 of 54

     1.4. TARGON agrees that it will not use, directly or indirectly, any ELAN INTELLECTUAL PROPERTY, or other CONFIDENTIAL INFORMATION disclosed to TARGON or obtained from ELAN pursuant to this Agreement, other than as expressly provided herein.

          ELAN agrees that it will not use, directly or indirectly, any TARGON KNOW-HOW, TARGON PATENT RIGHTS or other CONFIDENTIAL INFORMATION disclosed to ELAN or obtained from TARGON pursuant to this Agreement, other than as expressly provided herein.

     1.5. TARGON and ELAN will not publicise the existence of this Agreement in any way without the prior written consent of the other subject to the disclosure requirements of applicable laws and regulations. In the event that either Party wishes to make an announcement concerning the Agreement, that Party will seek the consent of the other Party. The terms of any such announcement shall be agreed in good faith.

     1.6. Each Party may make such disclosure to its directors, officers and agents and, in the case of TARGON, its potential and actual sublicensees and other Third Parties to whom such disclosure is appropriate to enable TARGON to conduct its regular business (each of whom shall be bound by TARGON's customary confidential disclosure agreements), who shall be informed of such confidentiality obligation and for whose breach the disclosing Party shall be responsible.

          1.7. Except as required by law, each Party agrees that it shall not publish or present the results of studies carried out pursuant to the Agreement without the opportunity for prior review by the other Party where the intellectual property of the other Party is incorporated in such study. Each Party shall provide to the other the opportunity for review any proposed extracts, manuscripts or presentations (including information to be presented verbally) which relate to the PRODUCT at least sixty (60) days prior to their intended submission for publication and such submitting Party agrees, upon written request from the other Party, not to submit such abstract or manuscript for publication or to make such presentation until the other Party is given a reasonable period of time to seek patent protection for any material in such publication or presentation which it believes to be patentable. Each Party shall be entitled to require that a proposed publication or presentation be delayed or withheld until significantly more data has been developed if it reasonably believes that the disclosure will seriously limit the patent protection available.

     2.   Assignments/ Sub-contracting
          ----------------------------

          This Agreement may not be assigned by either Party without the prior written consent of the other Party not to be unreasonably withheld or delayed. Consent



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                                 Page 42 of 54
          shall be not be deemed to be unreasonably withheld if the Party whose consent is required would be subject to a higher net tax on payments made hereunder after taking into account any applicable tax treaty and available tax credits, than the said Party was subject to before the proposed assignment.

          Notwithstanding the foregoing provisions, ELAN and TARGON shall be entitled to assign its rights and obligations to an AFFILIATE provided that such assignment shall not have an adverse tax effect on the other party. ELAN shall have the right to subcontract all or any portion of its duties, including the manufacture of the PRODUCT by a third party, provided that in the event that ELAN proposes to sub-contract all or part of the manufacture of the PRODUCT, TARGON has consented to the identity of the sub-contractor, which consent shall not be unreasonably withheld. Subject to the applicable provisions of this Agreement including Article II Paragraph 11 and Article VI Paragraph 1, TARGON shall have the right to subcontract all or any portion of its duties, provided that in the event that ELAN has consented to the identity of the sub-contractor, which consent shall not be unreasonably withheld.

     3.   Parties bound
          -------------

          This Agreement shall be binding upon and enure for the benefit of Parties hereto, their successors and permitted assigns.

     4.   Severability
          ------------

          If any provision in this Agreement is agreed by the Parties to be, or is deemed to be, or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto, (i) such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of such agreement or such earlier date as the Parties may agree, and (ii) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.


     5.   Force Majeure
          -------------

          Neither Party to this Agreement shall be liable for delay in the performance of any of its obligations hereunder if such delay results from causes beyond its reasonable control, including, without limitation, acts of God, fires, strikes, acts of war, or intervention of a relevant government authority, non availability of raw materials, but any such delay or failure shall be remedied by such Party as soon as practicable.

     6.   Relationship of the Parties
          ---------------------------


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                                 Page 43 of 54

          Nothing contained in this Agreement is intended or is to be construed to constitute ELAN and TARGON as partners or joint venturers or either Party as an employee of the other.

          Neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any third party.

     7.   Amendments
          ----------

          No amendment, modification or addition hereto shall be effective or binding on either Party unless set forth in writing and executed by a duly authorised representative of both Parties.

     8.   Waiver
          ------

          No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

     9.   Headings
          --------

          The section headings contained in this Agreement are included for convenience only and form no part of the agreement between the Parties. Save as otherwise provided herein, references to articles, paragraphs, clauses and appendices are to those contained in this Agreement.

     10.  No effect on other agreements
          -----------------------------

          No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the Parties unless specifically referred to, and solely to the extent provided, in any such other agreement.

     11.  Applicable Law
          --------------

          This Agreement is construed under and ruled by the laws of the State of New York. For the purpose of this Agreement the Parties submit to the exclusive jurisdiction of the United States District Court for the District of New York.

     12.  Arbitration
          -----------

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                                 Page 44 of 54

          Any dispute under this Agreement which is not settled by mutual consent and which is the subject of an arbitration clause shall be finally settled by binding arbitration, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by an arbitrator appointed in accordance with said rules. The arbitration shall be held in New York, New York and the arbitrator shall be to the extent practicable experienced as to the subject matter of the dispute such as an independent expert in pharmaceutical product development and marketing (including clinical development and regulatory affairs) or an independent patent attorney as the case may be.

          The arbitrator shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the Parties must expend for discovery; provided the arbitrator shall permit such discovery as he deems necessary to permit an equitable resolution of the dispute. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. The costs of the arbitration, including administrative and arbitrator's fees, shall be shared equally by the Parties and each Party shall bear its own costs and attorneys' and witness' fees incurred in connection with the arbitration; provided that the prevailing Party may be awarded the reasonable costs and fees incurred in connection with the arbitration at the discretion of the arbitrator.

          A disputed performance or suspended performances pending the resolution of the arbitration must be completed within thirty (30) days following the final decision of the arbitrators or such other reasonable period as the arbitrators determine in a written opinion.

          Any arbitration subject to this Paragraph 12 shall be completed within one (1) year from the filing of notice of a request for such arbitration. The arbitration proceedings and the decision shall not be made public without the joint consent of the Parties and each Party shall maintain the confidentiality of such proceedings and decision unless (a) otherwise permitted by the other Party or (b) otherwise required by the applicable law in which case the provisions of Article XII Paragraph 1.1.4. shall be applicable. The Parties agree that the decision shall be the sole, exclusive and binding remedy between them regarding any and all disputes, controversies, claims and counterclaims presented to the arbitrators. Application may be made to any court having jurisdiction over the Party (or its assets) against whom the decision is rendered for a judicial recognition of the decision and an order of enforcement.


     13.  Notice
          ------

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                                 Page 45 of 54

     13.1. Any notice to be given under this Agreement shall be sent in writing in English by registered airmail or telecopied to:

              -  ELAN at
                    Elan Corporation plc.
                    Lincoln House,
                    Lincoln Place
                    Dublin 2
                    Ireland.

                    Attention:  Vice President and General Counsel, Elan
                                Pharmaceutical Technologies, a division of Elan Corporation, plc

                    Telephone:  353 1 709 4000
                    Telefax :   353 1 6624960

              -  TARGON at
                    600 College Road East
                    CN 5308
                    Princeton, New Jersey 08540-5308
                    United States of America

                    Attention:  President
                    Telephone:  1 609 419 4105
                    Telefax  1 609 419 1999



          with a copy to

              -  Cytogen Corporation at
                    600 College Road East
                    CN 5308
                    Princeton, New Jersey 08540-5308
                    United States of America

                    Attention:  General Counsel and Corporate Secretary
                    Telephone:   1 609 520 3063
                    Telefax  1 609 952 9298


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                                 Page 46 of 54
                or to such other address(es) and telecopier numbers as may from time to time be notified by either Party to the other hereunder.

     13.2. Any notice sent by mail shall be deemed to have been delivered within seven (7) working days after despatch and any notice sent by telex or telecopy shall be deemed to have been delivered within twenty four (24) hours of the time of the despatch. Notice of change of address shall be effective upon receipt.


IN WITNESS THEREOF the Parties hereto have executed this Agreement in duplicate.


Executed by TARGON on 21st July, 1997


By :  /s/ Michael Sember
       ----------------------------

Name:  Michael Sember
       ----------------------------

Title: Chairman and CEO
       ----------------------------

Executed by ELAN 21st July, 1997


By :  /s/ Kevin Insley
       ----------------------------

Name:  Kevin Insley
       ----------------------------

Title: President and CFO, Elan International Services, Ltd.,
       -----------------------------------------------------
       Subsidiary of Elan Corporation
       ------------------------------

                                   APPENDIX A


                               ELAN PATENT RIGHTS








--------------------------------------------------------------------------------

                                   APPENDIX B


                               MANUFACTURING COST


     [Information omitted and filed separately with the Commission under Rule 24b-2






--------------------------------------------------------------------------------

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                                 Page 50 of 54

               ].






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                                 Page 51 of 54

                                   APPENDIX C

                         RESEARCH AND DEVELOPMENT COST






--------------------------------------------------------------------------------

                                   APPENDIX D

                                 SPECIFICATIONS

Once-daily oral morphine capsules, containing SODAS(R) beads in up to [Information omitted and filed separately with the Commission under Rule 24b-2]. Formulation as per Lot No. PD 14625.

The SPECIFICATIONS are considered to be in draft format and any further changes or amendments thereto shall be effected within ninety (90) days of the EFFECTIVE DATE.





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                                 Page 53 of 54

                                   APPENDIX E

                              TECHNICAL AGREEMENT







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                                 Page 54 of 54